AMENDMENT TO BY-LAWS

STRATEGIC GLOBAL INCOME FUND, INC.

CERTIFICATE OF VICE PRESIDENT AND
SECRETARY




	I, Dianne E. O'Donnell, Vice
President and Secretary of Strategic
Global Income Fund, Inc. (the
"Corporation"), hereby certify that, at
a duly convened meeting of the Board of
Directors of the Corporation held on
November 12, 1998, the Directors
adopted the following resolution, to
become effective as of March 19, 1999:

RESOLVED:	That the Fund's By-Laws be,
and they hereby are, amended by adding
the following Sections 9 and 10 to
Article II:

Section 9.  Nomination.  Subject to the
rights of holders of any class or
series of stock having a
preference over the Corporation's
common stock as to dividends or upon
liquidation, nominations
for the election of directors may be
made by the Board of Directors or a
committee appointed by
the Board of Directors or by any
stockholder who is entitled to vote for
the election of directors.
However, any such stockholder may
nominate a director only by notice in
writing delivered or
mailed by first class United States
mail, postage prepaid, to the Secretary
of the Corporation, and
received by the Secretary not less than
(i) with respect to any nomination to
be introduced at an
annual meeting of stockholders, one
hundred and twenty days in advance of
the anniversary of the
date the Corporation's proxy statement
was first released to stockholders in
connection with the
previous year's annual meeting, and
(ii)  with respect to any nomination to
be introduced at a
special meeting of stockholders, the
close of business on the seventh day
following the date on
which notice of such meeting is first
given to stockholders. Each such notice
shall set forth: (a) the
name and address of the stockholder who
intends to make the nomination and of
the person or
persons to be nominated; (b) a
representation that the stockholder is
a holder of record or
beneficial owner of stock of the
Corporation entitled to vote at such
meeting (together with such
proof thereof as would meet the
requirements for proposals that are to
be included in the
Corporation's proxy statements pursuant
to Rule 14a-8 under the Securities
Exchange Act of 1934,
as amended, or any successor to such
Rule) and intends to appear in person
or by proxy at the
meeting to nominate the person or
persons specified in the notice; (c)
the class and number of
shares of stock held of record, owned
beneficially and represented by proxy
by such stockholder
as of the record date for the meeting
(if such date shall then have been made
publicly available)
and as of the date of such notice. The
chairperson of the meeting may refuse
to acknowledge a
nomination by any stockholder that is
not made in compliance with the
foregoing procedure.

Section 10.  Stockholder Proposal.  Any
stockholder who is entitled to vote in
the election of
directors may submit to the Board of
Directors proposals to be considered
for submission to the
stockholders of the Corporation for
their vote. The introduction of any
stockholder proposal that
the Board of Directors decides should
be voted on by the stockholders of the
Corporation, shall be
made by notice in writing delivered or
mailed by first class United States
mail, postage prepaid, to
the Secretary of the Corporation, and
received by the Secretary not less than
(i) with respect to any
proposal to be introduced at an annual
meeting of stockholders, one hundred
and twenty days in
advance of the anniversary of the date
the Corporation's proxy statement was
first released to
stockholders in connection with the
previous year's annual meeting, and
(ii) with respect to any
proposal to be introduced at a special
meeting of stockholders, the close of
business on the seventh
day following the date on which notice
of such meeting is first given to
stockholders. Each such
notice shall set forth: (a)  the
proposal to be introduced; (b) the name
and address of the
stockholder who intends to make the
proposal; (c) a representation that the
stockholder is a holder
of record or beneficial owner of stock
of the Corporation entitled to vote at
such meeting (together
with such proof thereof as would meet
the requirements for proposals that are
to be included in the
Corporation's proxy statements pursuant
to Rule 14a-8 under the Securities
Exchange Act of 1934,
as amended, or any successor to such
Rule) and intends to appear in person
or by proxy at the
meeting to introduce the proposal or
proposals, specified in the notice; and
(d) the class and
number of shares of stock held of
record, owned beneficially and
represented by proxy by such
stockholder as of the record date for
the meeting (if such date shall then
have been made publicly
available) and as of the date of such
notice. The chairperson of the meeting
may refuse to
acknowledge the introduction of any
stockholder proposal not made in
compliance with the
foregoing procedure.








	By:        /s/     Dianne E.
O'Donnell

		Dianne E. O'Donnell

		Vice President and
Secretary

		Strategic Global Income
Fund, Inc.






Dated as of November 12, 1998